UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 27, 2020
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities

On August 27, 2020, Exelon Generation Company, LLC (Generation) announced that it intends to permanently cease generation operations at Byron Generating Station (Byron) in September 2021 and at Dresden Generating Station (Dresden) in November 2021. The current Nuclear Regulatory Commission (NRC) licenses for Byron Units 1 and 2 expire in 2044 and 2046, respectively, and the licenses for Dresden Units 2 and 3 expire in 2029 and 2031, respectively. A copy of the press release is attached hereto as Exhibit 99.1.

The primary factors contributing to the deteriorating economic value of Byron and Dresden include significant declines in plant revenues due to prolonged periods of low wholesale power prices, market rules that allow fossil fuel plants to underbid clean resources in the PJM capacity auction, and the absence of federal or state policies that place a value on nuclear energy for its ability to produce electricity without carbon or air pollution while contributing to grid reliability and resiliency. All of these factors contribute to deteriorating economic value and losses for the foreseeable future.

As a result of the decision to early retire Byron and Dresden, Exelon Corporation (Exelon) and Generation will recognize certain one-time charges in 2020 ranging from an estimated $200 million to $300 million related to materials and supplies inventory reserve adjustments, employee-related costs, and construction work-in-progress impairments, among other items. Exelon and Generation also could recognize additional one-time charges in 2021 not expected to exceed $50 million. These one-time charges will be excluded from Exelon’s and Generation’s Adjusted (non-GAAP) Operating Earnings. Estimated total cash expenditures related to the one-time charges primarily for employee-related costs are expected to range from less than $25 million in 2020, $25 million to $50 million in 2021, and $50 million to $100 million thereafter.

In addition to these one-time charges, there will be ongoing annual financial impacts stemming from shortening the expected economic useful lives of Byron and Dresden primarily related to accelerated depreciation of plant assets (including any asset retirement costs (ARC)), accelerated amortization of nuclear fuel, and changes in asset retirement obligation (ARO) accretion expense associated with the changes in decommissioning timing and cost assumptions to reflect an earlier retirement date. The following table summarizes the estimated annual amount and timing of expected incremental non-cash expense items expected to be incurred as a result of the intended early retirement, which will also be excluded from Exelon’s and Generation’s Adjusted (non-GAAP) Operating Earnings.

(in millions)	2020	2021
Income statement expenses (pre-tax):
Depreciation and Amortization
Accelerated depreciation(a)	$875 to $950	$2,075 to $2,200
Accelerated nuclear fuel amortization	$50 to $75	$175 to $200
Operating and Maintenance
Decreased ARO accretion	Less than ($25)	Less than ($25)
Contractual offset for ARO accretion and ARC depreciation(b)	($325) to ($400)	($775) to ($900)

_________

(a)	Includes the accelerated depreciation of plant assets including any ARC.
(b)	Based on the regulatory agreement with the Illinois Commerce Commission for the former Commonwealth Edison Company (ComEd) units, decommissioning-related activities are offset within Exelon’s and Generation’s Consolidated Statements of Operations and Comprehensive Income and the offset results in an equal adjustment to the noncurrent affiliate payable/receivable between Generation and ComEd and the regulatory liabilities recognized at ComEd. Should the expected value of the NDT fund for any former ComEd unit fall below the amount of the expected decommissioning obligation for that unit, the accounting to offset decommissioning-related activities at Generation for that unit would be discontinued and the decommissioning-related activities would be recognized in Exelon’s and Generation’s Consolidated Statements of Operations and Comprehensive Income, the adverse impact of which could be material.

Upon retirement, Dresden will have adequate funding assurance, however, due to the earlier commencement of decommissioning activities and a shorter time period over which the nuclear decommissioning trust fund (NDTF) investments could appreciate in value, Byron may no longer meet the NRC minimum funding requirements and, as a result, the NRC may require additional financial assurance including possibly a parental guarantee from Exelon. However, the amount of any required financial assurance would ultimately be dependent on the decommissioning approach adopted at Byron, the associated level of costs, and the decommissioning trust fund investment performance going forward. Within no later than two years after shutting down a plant, Generation must submit a post-shutdown decommissioning activities report to the NRC that includes the planned option for decommissioning the site. Considering the different approaches to decommissioning available to Generation, the most likely estimates currently anticipated could require financial assurance for radiological decommissioning at Byron of up to $325 million.

Upon issuance of any required financial guarantees, each site would be able to utilize the respective NDTFs for radiological decommissioning costs, which represent the majority of the total expected decommissioning costs. However, under the regulations, the NRC must approve an exemption in order for Generation to utilize the NDTFs to pay for non-radiological decommissioning costs (i.e. spent fuel management and site restoration costs, if applicable). If a unit does not receive this exemption, those costs would be borne by Generation without reimbursement from or access to the NDT funds. Accordingly, based on current projections of the most likely decommissioning approach, it is expected that Dresden would not require supplemental cash from Generation, but some portion of the Byron spent fuel management costs would need to be funded through supplemental cash from Generation. While the ultimate amounts may vary and could be offset by reimbursement of certain spent fuel management costs under the United States Department of Energy settlement agreement, decommissioning for Byron may require supplemental cash from Generation of up to $175 million, net of taxes, over a period of 10 years after permanent shutdown.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* * * * *
This combined Current Report on Form 8-K is being furnished separately by Exelon Corporation and Exelon Generation Company, LLC (collectively, the Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2019 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Second Quarter 2020 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors; (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Joseph Nigro
Joseph Nigro
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC
August 27, 2020

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.